EXHIBIT (1)(l)


(1)(l) Resolution of Board of Directors of Life of Virginia authorizing the establishment of six additional investment subdivisions of Separate Account II, investing in shares of the U.S. Equity Fund of the GE Investments Funds, Inc., Growth and Income Fund of the Goldman Sachs Variable Insurance Trust Fund and Mid Cap Equity Fund of Goldman Sachs Variable Insurance Trust Fund. Further a name change for Oppenheimer Variable Account Fund Capital Appreciation Fund to Oppenheimer Variable Account Fund Aggressive Growth Fund.

                          UNANIMOUS WRITTEN CONSENT OF
                           THE BOARD OF DIRECTORS OF
                     THE LIFE INSURANCE COMPANY OF VIRGINIA


The undersigned, being all of the members of the Board of Directors of The Life Insurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS, The Board of Directors of The Life Insurance Company of Virginia ("Company"), pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account II ("Separate Account II") on August 21, 1986; and

WHEREAS, The Company wishes to establish six investment subdivisions of each of the aforesaid separate accounts which will invest in shares of the U.S. Equity Fund of the GE Investment Funds, Inc., Growth and Income Fund of the Goldman Sachs Variable Insurance Trust Fund and the Mid Cap Equity Fund of the Goldman Sachs Variable Insurance Trust Fund

NOW, THEREFORE, BE IT RESOLVED, That the Board of Directors of the Company does hereby establish and create six additional investment subdivisions of each of the aforementioned separate accounts. Each of the new subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:


INVESTMENT SUBDIVISIONS:            TO BE INVESTED IN:


                                    GE Investments Funds, Inc. -
GEI U.S. Equity                       U.S. Equity Fund
GEI U.S. Equity - B                   U.S. Equity Fund

                                    Goldman Sachs Variable Insurance Trust Fund
GEI Growth and Income                 Growth and Income Fund
GEI Growth and Income - B             Growth and Income Fund
GEI Mid Cap Equity                    Mid Cap Equity Fund
GEI Mid Cap Equity - B                Mid Cap Equity Fund



FURTHER RESOLVED, That Oppenheimer Capital Appreciation Fund is now known as Oppenheimer Aggressive Growth.

INVESTMENT SUBDIVISIONS:            TO BE INVESTED IN:


                                    Oppenheimer Variable Account Fund
OPP Aggressive Growth                 Aggressive Growth
OPP Aggressive Growth - B             Aggressive Growth


FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Board of Directors hereby ratifies the action of any such in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That these resolutions shall take effect as of May 1, 1998.



--------------------------                  ----------------------------
Robert D. Chinn                             Ronald V. Dolan



--------------------------                  ----------------------------
Selwyn L. Flournoy, Jr.                     Linda L. Lanam



--------------------------                  ----------------------------
Victor C. Moses                             Geoffrey S. Stiff



Dated:  April 24, 1998